EXHIBIT (n)(1)


                              Certified          Rothstein, Kass & Company, P.C.
                              Public             4 Becker Farm Road
                              Accountants        Roseland, NJ  07068
                                                 Tel 973.994.6666
                                                 Fax 973.994.0337
                                                 www.rkco.com



Rothstein Kass

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 4 to Registration Statement No. 333-139654 of Old Mutual Absolute Return Institutional Fund, L.L.C. on Form N-2 of our reports for Old Mutual Absolute Return Institutional Fund, L.L.C. and Old Mutual Absolute Return Master Fund, L.L.C. both dated May 28, 2009, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus.


/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
July 27, 2009